Exhibit 24

POWER OF ATTORNEY

Each of the undersigned whose signature appears below hereby constitutes and appoints Charles L. Horn and Donald F. McAleenan, or each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD F. SHERMAN Floyd F. Sherman	Chairman, President, and Chief Executive Officer (Principal Executive Officer and Director)	February 14, 2005

/s/ CHARLES L. HORN Charles L. Horn	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	February 14, 2005

/s/ M. CHAD CROW M. Chad Crow	Vice President—Finance and Controller (Controller)	February 14, 2005

/s/ ALEXANDER R. CASTALDI Alexander R. Castaldi	Director	February 14, 2005

/s/ RAMSEY A. FRANK Ramsey A. Frank	Director	February 14, 2005

/s/ PAUL S. LEVY Paul S. Levy	Director	February 14, 2005

/s/ BRETT N. MILGRIM Brett N. Milgrim	Director	February 14, 2005

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